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                      [FORM OF DEALER MANAGER AGREEMENT]
                                                                  EXHIBIT 1(a)

                           DEALER MANAGER AGREEMENT

                                June __, 2001


ROBERTSON STEPHENS, INC.
555 California Street
Suite 2600
San Francisco, California 94104

Ladies/Gentlemen:

      1. General. Coeur d'Alene Mines Corporation, an Idaho corporation (the "Company"), proposes to offer to exchange $71,340,000 aggregate principal amount of 13 3/8% Convertible Senior Subordinated Notes due December 31, 2003 (the "Exchange Notes") that are convertible into common stock, par value $1.00 per share, (the "Shares") of the Company for (i) $6,524,000 aggregate principal amount of its outstanding 6% Convertible Subordinated Debentures due June 10, 2002 (the "6% Debentures") and (ii) $129,632,000 aggregate principal amount of its outstanding 6 3/8 % Convertible Subordinated Debentures due January 31, 2004 (the "6 3/8 % Debentures") and 7 1/4 % Convertible Subordinated Debentures due October 31, 2005 (the "7 1/4 % Debentures," and, together with the 6% Debentures and the 6 3/8 % Debentures, the "Debentures") (the "Exchange Offer"). For each $1,000 principal amount of 6% Debentures accepted for exchange, the holder of such 6% Debentures will receive $1,000 principal amount in Exchange Notes. For each $2,000 principal amount of 6 3/8 % Debentures and 7 1/4 % Debentures accepted for exchange, the holders of such 6 3/8 % Debentures and such 7 1/4 % Debentures will receive $1,000 principal amount in Exchange Notes. Capitalized terms used herein without definition shall have their respective meanings set forth in or pursuant to the Exchange Offer Materials (as defined herein).

      2. Engagement as Dealer Manager. By this Dealer Manager Agreement (the "Agreement"), the Company hereby engages and appoints you as the exclusive Dealer Manager for the Exchange Offer and authorizes you to act as such in connection with the Exchange Offer.

               As Dealer Manager you agree, in accordance with your customary practice, to use reasonable efforts to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the tender of the Debentures pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as an independent contractor in connection with the Exchange Offer with duties solely to the Company, and nothing herein contained shall constitute you as an agent of the Company in connection with the solicitation of the tender of Debentures pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided, however, that the Company hereby authorizes the Dealer Manager and/or one or more registered brokers or dealers chosen by the Dealer Manager, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Manager a partner or joint




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venturer with the Company or any of its subsidiaries. On the basis of the representations and warranties and agreements of the Company contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Manager agrees to act in such capacity.

      3.   Registration Statement, Prospectus and Offering Materials.

               (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), the Trust Indenture Act of 1939, as amended (the "TIA"), and applicable rules and regulations (the "Rules and Regulations") of the Commission under both Acts, a registration statement on Form S-4 (File No. 333-_____), including a Prospectus, covering the registration of the offer and sale of the Exchange Notes; the Shares issuable upon conversion of the Exchange Notes; and the Shares that may be issued solely at the Company's option as payment of interest on the Exchange Notes. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits, in the form in which it becomes effective and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the final Prospectus included in the Registration Statement. Notwithstanding the foregoing, if any revised Prospectus shall be provided to you by the Company for use in connection with the Exchange Offer that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised Prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised Prospectus from and after the time it is first provided to you for such use. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 13 of Form S-4 under the Securities Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Rules and Regulations of the Commission thereunder, which, upon filing, are incorporated by reference therein, as required by Item 13 of Form S-4. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto. The terms "supplement" and "amendment" or "supplemented" and "amended" as used herein with respect to the Prospectus shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Exchange Act and the Rules and Regulations of the Commission thereunder.

               (b) The Company has prepared and filed, or agrees that prior to or on the date of commencement of the Exchange Offer (the "Commencement Date") it will file, with the





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Commission under the Exchange Act and the Rules and Regulations of the
Commission promulgated thereunder a Statement on Schedule TO with respect to the Exchange Offer, including the exhibits thereto and any documents incorporated by reference therein. The term "Schedule TO" as used in this Agreement shall mean such Schedule TO, including any amendment or supplement thereto.

               (c) The Registration Statement, Prospectus, Schedule TO, the related letters from the Dealer Manager to securities brokers, dealers, commercial banks, trust companies and other nominees that have been approved for use by the Company, which approval shall not be unreasonably withheld, letters to beneficial owners of Debentures, the Letters of Transmittal and any newspaper announcements, if any, press releases and other exchange offer solicitation materials and information the Company may prepare, approve, publicly disseminate, provide to registered or beneficial holders of Debentures or authorize for public dissemination or use by registered or beneficial holders of Debentures in connection with the Exchange Offer, are collectively referred to as the "Exchange Offer Materials."

      4.   Use of Exchange Offer Material.

               (a) The Exchange Offer Materials have been or will be prepared and approved by, and are the sole responsibility of, the Company. The Company shall disseminate or, to the extent permitted by law use its best efforts to disseminate, the Exchange Offer Materials to each registered Holder of any Debentures, as soon as is practicable on the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act, and comply with its obligations thereunder. Thereafter, to the extent practicable, until three days prior to the expiration date of the Exchange Offer (the "Expiration Date"), the Company shall use its best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a Holder of record of any Debentures. The Company acknowledges and agrees that you may use the Exchange Offer Materials, as specified herein without assuming any responsibility for independent verification on your part other than information about the Dealer Manager supplied by you in writing; and the Company represents and warrants to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company without assuming any responsibility for independent verification of such information and without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company.

               (b) The Company agrees to provide you with as many copies as you may reasonably request of the Exchange Offer Materials. The Company agrees that within a reasonable time prior to using or filing with the Commission or any governmental or regulatory entity or agency (an "Other Agency"), including the National Association of Securities Dealers, Inc. (the "NASD"), of any Exchange Offer Materials, it will submit copies of such materials to you and your counsel and will give reasonable consideration to your and your counsel's comments, if any, thereon. The Company agrees prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, you and your counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials and will give reasonable consideration to your and your counsel's comments, if any, thereon.



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               (c)    Except in the case of the 6% Debenture holders, the
Company has furnished or shall use its best efforts to furnish to you, or cause the transfer agents or registrars for the Exchange Notes to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Exchange Notes as of a recent date, together with their addresses and the aggregate principal amount at maturity of the Exchange Notes held by them. Additionally, the Company shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

               (d) The Company authorizes the Dealer Manager to use the Exchange Offer Materials in connection with the Exchange Offer for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Manager shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Debentures.

               (e) The Company authorizes the Dealer Manager to communicate with the information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company to act in such capacity in connection with the Exchange Offer. The Company will arrange for the Information Agent and/or Exchange Agent to advise you, as necessary and at least daily, as to such matters relating to the Exchange Offer as you may reasonably request.

               (f) The Company agrees that any reference to the Dealer Manager in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Manager's prior consent, which consent shall not be unreasonably withheld.

      5. Withdrawal. In the event that the Company (i) uses or permits the use of, or files with the Commission or any Other Agency, any Exchange Offer Materials or any amendment or supplement to the Registration Statement or the Prospectus, and such document (a) has not been submitted to you previously for your and your counsel's comments; or (b) has been so submitted, and you or your counsel have made comments which have not been reflected in a manner reasonably satisfactory to you or your counsel; (ii) breaches, in any material respect, any of its representations, warranties, agreements or covenants herein; or (iii) amends or revises the Exchange Offer in a manner not reasonably acceptable to you, then you shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to you and without loss of any right to indemnification or contribution provided in Section 11 or to the payment of all fees and expenses payable under Sections 6 and 7 below which have accrued to the date of such withdrawal (it being agreed that in the event of any such withdrawal, for the purpose of determining the fees payable to you pursuant to Section 6, the aggregate principal amount of Debentures tendered pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company or





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any of its subsidiaries or affiliates pursuant to the Exchange Offer or otherwise shall be deemed to have been acquired as of the date of such withdrawal).

      6. Fees. As compensation for your services in connection with the Exchange Offer, the Company will pay you a graduated fee determined in accordance with the fee schedule set forth below as of the Expiration Date with regard to the Debentures validly tendered and accepted for exchange pursuant to the Exchange Offer:


      Amount of Aggregate                                       Maximum Cumulative
      Principal Amount of          Paid in Exchange Notes         Amount Paid in
      Debentures Converted              Graduated Fee             Exchange Notes
      --------------------        -----------------------         --------------

    (in millions)
        $0.0      to       $60.0            0.50%                     $300,000
       $60.0      to       $80.0            1.00%                     $500,000
       $80.0      to      $100.0            2.50%                   $1,000,000
      $100.0      to      $136.0            3.50%                   $2,260,000
      $136.0      to      $147.0            5.00%                   $2,810,000
      $147.0      to      $188.0            0.00%                   $2,810,000
      ------              ------            -----                   ----------



If the fees earned and the expenses incurred are less than $50,000, then you will refund the amount of the difference from the retainer of $50,000 paid by the Company. The remaining fees, if any, shall be paid by the Company on the date when the Exchange Offer is consummated (the "Closing Date"). The total fee due and payable by the Company will be paid in Exchange Notes in accordance with the table above, and represents 125% of the fee payable by the Company if paid in cash.

      7. Expenses. The Company agrees that it will pay the costs and expenses incident to the performance of the obligations hereunder, including, without limitation (i) all costs and expenses incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) the filing fees and expenses, if any, incurred with respect to any filing with the New York Stock Exchange (the "NYSE"), (iii) all costs and expenses incident to the preparation, issuance, execution and delivery of the Exchange Notes upon exchange of the Debentures,
(iv) all costs and expenses incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (v) all costs and expenses incurred in connection with the registration or qualification of the Exchange Notes issuable upon exchange of the Debentures under the laws of such jurisdictions as the Dealer Manager may designate, if any (including, without limitation, reasonable fees of







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counsel for the Dealer Manager and its reasonable disbursements), (vi) all costs and expenses incurred in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental Blue Sky memoranda) including, without limitation, mailing and shipping, (vii) all advertising expenses related to the Exchange Offer and the fees and expenses of the Exchange Agent and the Information Agent, (viii) all fees and expenses incurred in marketing the Exchange Offer, including but not limited to road show presentations, if any, and (ix) the fees and disbursements of Foley & Lardner, counsel to the Company, and Arthur Andersen LLP, auditors to the Company. In addition, the Company agrees to reimburse the reasonable out-of-pocket expenses of the Dealer Manager in connection with the Exchange Offer, including without limitation, reasonable legal fees and expenses of your counsel in connection with the Exchange Offer.

      8. Representations, Warranties and Agreements of the Company. The Company represents and warrants to you, and agrees with you, that:

               (a) The Registration Statement, including the Prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act and the Rules and Regulations thereunder and has been filed with the Commission; such amendments to such Registration Statement and Prospectus and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Registration Statement and Prospectus and such abbreviated registration statements as may hereafter be required. Copies of such Registration Statement and Prospectus, including all amendments thereto and all documents incorporated by reference therein, and of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations have been or, if filed after the Commencement Date, will be, delivered or made available to you and your counsel.

               (b) The Schedule TO has been prepared by the Company in conformity with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder and has been filed with the Commission; such amendments to such Schedule TO as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such Schedule TO as may hereafter be required. Copies of such Schedule TO, including all amendments thereto and all documents incorporated by reference therein have been or, if filed after the Commencement Date will be, delivered made available to you and your counsel.

               (c) The Registration Statement, including the Prospectus, has been filed as of the Commencement Date and will become effective not later than the Expiration Date; and the Commission has not issued any order refusing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Prospectus or instituted proceedings for that purpose. The Exchange Offer Materials, including the Registration Statement, the Schedule TO and the Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the Exchange Act and the TIA, and the applicable Rules and Regulations of the Commission thereunder. The Registration Statement, when it




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becomes effective, will not contain and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor the other Exchange Offer Materials contain, and, as amended or supplemented, if applicable, will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (c) shall apply to information contained in or omitted from the Exchange Offer Materials or the Registration Statement or Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information relating to you furnished to the Company by you specifically for use in the preparation thereof.

               The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the Rules and Regulations of the Commission thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries taken as a whole ("Material Adverse Effect").

               (e) Each of the Company's significant subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation; has the corporate power to own, lease and operate its properties and conduct its business as described in the Prospectus; is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Significant Subsidiaries is defined as in Rule 405 under the Securities Act and are referred to as the "Significant Subsidiaries."

               (f) All of the issued and outstanding shares of capital stock of each of the Significant Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable, and, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as disclosed



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in the Registration Statement, Prospectus and Exchange Offer Materials, are
owned by the Company (except for directors' qualifying shares), free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations).

               (g) The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Indenture and the Exchange Notes and to consummate the Exchange Offer and all other transactions contemplated in the Exchange Offer Materials. The Exchange Offer and all other actions by the Company contemplated in the Exchange Offer Materials have been duly and validly authorized by all necessary corporate action by the Company, and no other corporate proceedings by the Company are necessary to authorize such actions. This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Exchange Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Exchange Offer, the consummation of the Exchange Offer, and the other transactions contemplated in the Exchange Offer Materials, and the fulfillment of the terms hereof and thereof, do not and will not result in a material breach or violation of any of the terms and provisions of, or constitute a material default under, (i) any material bond, debenture, note or other evidence of indebtedness, or under any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties may be bound, (ii) the charter or bylaws of the Company or any of its subsidiaries, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or over their respective properties; except where any breach, violation, or default described in (i), (ii) or (iii) would not have a Material Adverse Effect. No consent, approval, authorization, permit or order or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective properties is required for the execution and delivery of this Agreement, the Exchange Offer, the issuance and delivery of the Exchange Notes pursuant to the Exchange Offer, and the consummation by the Company or any of its subsidiaries of the transactions contemplated herein or in the Exchange Offer Materials, except such as may be required under the Securities Act, the Exchange Act, or under state or other securities, or Blue Sky laws, all of which requirements have been satisfied other than as contemplated by such agreements or except where such requirement would not have a material adverse effect on the execution and delivery of this Agreement, the Exchange Offer, the execution and delivery of the Indenture, the issuance of the Exchange Notes or the consummation of the transactions contemplated herein or in the Exchange Offer Materials.





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Notwithstanding the foregoing, to the extent any of the foregoing representations speak as to any of the Company's subsidiaries, such representations shall be deemed to be made only as they relate to the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Exchange Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Exchange Offer, and the consummation of the Exchange Offer, but no other transaction contemplated in the Exchange Offer Materials.


               (h) Except as disclosed in the Prospectus, there is not, to the best of the Company's knowledge, after due inquiry, any pending or threatened action, suit, claim or proceeding against the Company, any of its subsidiaries or any of their respective officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or over their respective officers or properties or otherwise which might prevent consummation of the Exchange Offer, the transactions contemplated hereby or thereby or the other transactions contemplated in the Exchange Offer Materials that has not been accurately described in all material respects in the Registration Statement or the Prospectus.

               (i) To the best of the Company's knowledge, after due inquiry, the Company is not in violation of any law, ordinance, administrative or governmental rule or regulation or court decree applicable to it, is not in violation of any term or condition of, and has not failed to obtain, any license, claim, permit, franchise or other administrative or governmental authorization necessary to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which violation, or failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the Company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement. All such licenses, claims, permits, franchises or other administrative or governmental authorizations which are so required are, and on the Closing Date will be, valid and subsisting and in good standing.

               (j) There are no agreements, contracts, leases or documents of the Company or any of its subsidiaries of a character required to be described or referred to in the Registration Statement or the Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the Rules and Regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document.

               (k) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" and conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus and any Incorporated Document (and such statements correctly state the substance of the instruments defining the capitalization of the






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Company); a sufficient number of Shares to be issuable pursuant to the terms of the Exchange Notes have been duly authorized for issuance and delivery and, when issued and delivered by the Company in accordance with the terms of the Exchange Notes will be duly and validly issued and fully paid and nonassessable, and will be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Shares issuable pursuant to the terms of the Exchange Notes to be issued in the Exchange Offer or the issuance thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon and will not apply to the consummation of the transactions contemplated on or before the Closing Date. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance or transfer of the Shares issuable pursuant to the terms of the Exchange Notes and except as may be required under the Securities Act, the Exchange Act or under state or other securities or Blue Sky laws.

               (l) The Indenture has been or will be duly authorized by the Company, has been filed as of the Commencement Date, will be qualified under the TIA not later than the Expiration Date, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

               (m) The Exchange Notes to be issued pursuant to the Exchange Offer have been authorized, and assuming due authorization, execution and delivery of the Indenture by the Trustee, when executed and authenticated in accordance with the provisions of the Indenture and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by the (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Exchange Notes will conform in all material respects to the description thereof contained in the Registration Statement and Prospectus.

               (n) The consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly, in all material respects, the financial position of the Company, including the results of operations and cash flows of the Company at the dates and for the periods indicated, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated except as may otherwise be stated therein. The interim consolidated financial statements (including the related notes) included or incorporated by reference in the Registration Statement and the Prospectus (and any amendments and supplements thereto) have been prepared on a basis consistent with the audited consolidated financial statements except as otherwise stated therein, and include all adjustments, including normal recurring adjustments necessary to present fairly the financial information therein. The selected and summary consolidated financial and statistical data included in the Registration Statement and the Prospectus (and any amendments or supplements thereto) present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No financial statements or schedules, other than the consolidated financial statements or schedules that are included in the Registration Statement and the Prospectus (and any amendments or supplements thereto), are required to be included therein.

               (o) Except as disclosed in the Registration Statement and Prospectus, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and has been listed on the NYSE, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

               (p) All of the information provided by the Company in connection with the preparation of its ore reserve reports was, at the time provided, and continues to be as of the date hereof, true and correct in all material respects. The Company believes that all of the assumptions made by its internal Ore Reserve Committee and/or independent third parties in reaching the conclusions stated in the ore reserve reports are reasonable and appropriate, and that the production estimates of the Company which are based on the ore reserve reports are reasonable and appropriate.

               (q) The Company or each of its subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the jurisdiction in which each property described in the Prospectus is located, in the ore bodies and mineral inventories described in the Prospectus (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or any of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, either the Company or each of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the Company or each of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the Prospectus and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the Prospectus, with only such exceptions as are described in the Prospectus or as do not have a Material Adverse Effect. Each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect.

               (r) Ernst & Young LLP, who has reported upon the fiscal year 1998 audited financial statements of the Company, and Arthur Andersen LLP, who has reported upon the fiscal year 1999 and fiscal year 2000 audited financial statements of the Company, are, and during the periods covered by the reports were, independent of the Company as defined under the Securities Act.

               (s) The Company has conducted, and intends in the future to conduct, its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and the Rules and Regulations thereunder.

               (t) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the Exchange Notes in exchange for the Debentures pursuant to the Exchange Offer, any offering material in connection with the Exchange Offer other than the Exchange Offer Materials.

               (u) The Company has not taken and will not take, directly or indirectly, any action resulting in a violation of Rule 102 of Regulation M promulgated under the Exchange Act or designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the distribution of the Exchange Notes.

               (v) The Exchange Agent Agreement and the Information Agent Agreement between the Company and The Bank of New York (the "Exchange Agent Agreement") and D.F. King & Co., Inc. (the "Information Agent Agreement"), respectively, is or will be in full force and effect.

               (w) Except as disclosed in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect,
(i) neither the Company nor any of its subsidiaries is in violation of or has liability under any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials"), to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or to the restoration, reclamation of or compensation for natural resources (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

               (x) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

               (y) All written communications, in addition to the Schedule TO, made during the period from the first public announcement and to the earlier of either the termination date or the Closing Date of the Exchange Offer, have been or will be filed with the Commission in accordance with the Exchange Act and the Rules and Regulations thereunder, including Rule 13e-4 under the Exchange Act.

               (z) Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

      9. Further Agreements of the Company. The Company agrees with you that:

               (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof to become effective as soon as possible but no later than the Expiration Date; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus or additional Exchange Offer Materials has been filed; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; the Company will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or other Exchange Offer Materials or for additional information relating to the Exchange Offer; promptly upon your request, the Company will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus or other Exchange Offer Materials which, in the opinion of Your counsel, may be necessary or advisable in connection with the Exchange Offer; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or the Prospectus or other Exchange Offer Materials which may be necessary to correct any statements or omissions, if, at any time when a Prospectus relating to the Exchange Offer is required to be delivered under the Securities Act and the Exchange Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Exchange Offer as then in effect would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will file no amendment or supplement to the Registration Statement or the Prospectus or other Exchange Offer Materials or the Incorporated Documents, or, prior to the end of the period of time in which the Exchange Offer Materials relating to the Exchange Offer are required to be delivered under the Securities Act and the Exchange Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof and will give reasonable consideration to your or your counsel's comments, if any, thereon, subject, however, to compliance with the Securities Act and the Rules and Regulations, the Exchange Act and the Rules and Regulations of the Commission thereunder and the provisions of this Agreement. Notwithstanding anything else to the contrary set forth in this Agreement, the Company reserves the right to terminate the Exchange Offer prior to the Expiration Date of the Exchange Offer or amend or modify the business terms of the Exchange Offer in its sole and absolute discretion, subject to the Company's obligations under Sections 6, 7 and 11 of this Agreement in the event that the Dealer Manager withdraws pursuant to Section 5 as a result of any such termination, amendment or modification.

               (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge, of the issuance of any order by the Commission refusing or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any refusal or stop order or to obtain its withdrawal at the earliest possible moment if such refusal or stop order should be issued.

               (c) The Company will use its best efforts to qualify the Exchange Notes issuable pursuant to the Exchange Offer under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the Exchange Offer, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction in which it is not otherwise required to be so qualified or to so execute a general consent to service of process. In each jurisdiction in which the Exchange Notes shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

               (d) The Company will use its best efforts to have the Exchange Notes and the shares of Common Stock underlying the Exchange Notes listed on the NYSE.

               (e) The Company will make generally available to its security holders and to the Dealer Manager by filing with the Commission as soon as is practicable, an earnings statement covering a twelve-month period beginning not later than the first day of the Company's next fiscal quarter following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder.

               (f) The Company will use its best efforts to advise or cause the Exchange Agent to advise the Dealer Manager at 5:00 P.M., Eastern Time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Debentures tendered as follows: (i) the aggregate principal amount of Debentures validly tendered and represented by confirmations of receipt of book-entry transfer of Debentures pursuant to the procedures set forth in the Exchange Offer on such day, (ii) the aggregate principal amount of any Debentures properly withdrawn on such day, and (iii) the cumulative totals of the principal amount of Debentures in categories (i) through (ii), inclusive, above.

               (g) Without limiting Sections 5, 7 and 13 of this Agreement, if the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of your obligations hereunder, the Company will reimburse you for all out-of-pocket expenses (including fees and disbursements of your counsel) incurred by you in connection with the Exchange Offer.

      10. Conditions of Dealer Manager's Obligations. Your obligations as provided herein shall be subject at all times on and prior to the Closing Date to the accuracy of the representations and warranties of the Company herein, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) The Registration Statement shall have been filed prior to the Commencement Date and no stop order refusing the effectiveness thereof shall have been issued and the Registration Statement shall become effective prior to the Expiration Date and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for either purpose shall have been initiated or, to the knowledge of the Company or you, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus, any Incorporated Document, or other Exchange Offer Materials or otherwise) shall have been complied with to the reasonable satisfaction of your counsel.

               (b) After execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred from that described in the Prospectus (a) any adverse change or development in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any obligation, direct or contingent, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (c) any change in the capital stock or outstanding indebtedness of the Company, (d) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company; or (e) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained that either individually or in the aggregate, in the Dealer Manager's reasonable judgment, are material and adverse and that makes it, in the Dealer Manager's judgment impracticable to recommend that holders of Debentures participate in the Exchange Offer on the terms and in the manner contemplated in the Registration Statement.

               (c) All corporate proceedings and other legal matters in connection with this Agreement, the Registration Statement, the Prospectus, other Exchange Offer Materials or otherwise, and the registration, authorization, issue, and delivery of the Exchange Notes issuable in accordance with the Exchange Offer, shall have been reasonably satisfactory to your counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section.

               (d) You shall have received the opinion of Foley & Lardner, counsel for the Company, dated the Closing Date, addressed to you to the effect that:

                      (i) The Company has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of the state of Idaho;

                      (ii) The Company has the corporate power and corporate
               authority to enter into this Agreement, the Exchange Agent Agreement, the Information Agent Agreement, and the Indenture under which the Exchange Notes will be issued pursuant to the Exchange Offer;

                      (iii) This Agreement, the performance by the Company of
               its obligations hereunder, the Exchange Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Indenture and consummation of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company; this Agreement has been duly executed and delivered by the Company;

                      (iv) The Exchange Agent Agreement and the Information
               Agent Agreement have been duly authorized, executed and delivered by the Company;

                      (v) The Company is not, or after giving effect to the
               Exchange Offer, will not be, directly or indirectly "controlled" by an "investment company," as such terms are defined in the 1940 Act;

                      (vi) The Registration Statement has been filed under the
               Securities Act prior to the Commencement Date and, to such counsel's knowledge, no refusal order preventing effectiveness, and after effectiveness, no stop order suspending the effectiveness, of the Registration Statement has been issued and to such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                      (vii) The Registration Statement and the Prospectus, and
               each amendment or supplement thereto (other than the financial statements, including supporting schedules, and financial data derived therefrom as to which such counsel need express no opinion), as of the effective date of the Registration Statement, complied as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations thereunder;

                      (viii) The Schedule TO, and each amendment or supplement
               thereto, and the documents required by Item 12 thereof (other than the financial statements, including supporting schedules, and the financial data derived therefrom as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder;

                      (ix) The information in the Prospectus under the captions
               "The Exchange Offer," "Description of the Debentures," "Description of Exchange Notes" and "Description of the Capital Stock," insofar as such statements purport to constitute a summary of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein;

                      (x) The statements in the Prospectus under the caption
               "United States Federal Income Tax Considerations," in so far as they purport to describe the provisions of the laws referred to therein, fairly summarize such laws in all material respects;

                      (xi) The execution and delivery by the Company of, and
               the performance by the Company of its obligations under this Agreement, the Exchange Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Exchange Offer and consummation of the Exchange Offer, and the fulfillment of the terms hereof and thereof will not, to such counsel's knowledge, result in a material breach or violation of any of the terms and provisions of, or constitute a default under any applicable U.S. federal or state statute, rule or regulation or, to such counsel's knowledge, any order, writ or decree of any U.S. federal or state court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or over any of their properties or operations; provided, however, that no opinion need be rendered concerning state securities or Blue Sky laws;

                      (xii) No consent, approval, authorization, permit or
               order of or qualification with any U.S. federal or state court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations, is necessary in connection with the consummation by the Company of its obligations under this Agreement, the Exchange Offer, the issuance and delivery of the Exchange Notes pursuant to the Exchange Offer and the consummation of the Exchange Offer, except such as have been obtained under the Securities Act or Exchange Act or such as may be required under state or other securities or Blue Sky laws or as contemplated by such agreements;

                      (xiii) The Indenture has been duly authorized, executed
               and delivered by the Company and assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a valid and binding agreement of the

               Company enforceable in accordance with its terms and the Indenture has been duly qualified under the TIA;

                      (xiv) The Exchange Notes when executed and authenticated
               in accordance with the provisions of the Indenture, assuming due authorization, execution and delivery of the Indenture by the Trustee, and delivered in accordance with the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms; and the Exchange Notes conform in all material respects to the description contained in the Registration Statement and Prospectus;

                      (xv) The Shares issuable upon conversion of the Exchange
               Notes have been duly authorized and reserved for the issuance and delivery and when issued in accordance with the terms of the Exchange Notes, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights under the Company's certificate of incorporation, by-laws or the Idaho Business Corporation Act;

                      (xvi) The Company has the corporate power and corporate
               authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

                      (xvii) The Company is duly qualified to do business as a
               foreign corporation and is in good standing in each jurisdiction in which it does business;

                      (xviii)The authorized, issued and outstanding capital
               stock of the Company is as set forth in the Prospectus as of the dates stated therein;

                      (xix) Each of the Incorporated Documents (other than the
               financial statements, including supporting schedules, and the financial data derived therefrom as to which such counsel need express no opinion) complied when filed pursuant to the Exchange Act and the applicable Rules and Regulations of the Commission thereunder as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations and the Exchange Act and the applicable Rules and Regulations of the Commission thereunder;

                      (xx) To such counsel's knowledge, there are no legal or
               governmental proceedings pending or threatened against the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement, the Prospectus or any Incorporated Document by the Securities Act or the Rules and Regulations thereunder or by the Exchange Act or the applicable Rules and Regulations of the Commission thereunder, other than those described therein;

                      (xxi) To such counsel's knowledge, neither the Company
               nor any of its subsidiaries is presently (a) in material violation of its respective charter or bylaws, or (b) in material breach of any applicable U.S. federal or state statute, rule or regulation or, any order, writ or decree of any U.S. federal or state court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations; and

                      (xxii) The execution and delivery by the Company of, and
               the performance by the Company of its obligations under this Agreement, the Exchange Offer, the issuance and delivery by the Company of the Exchange Notes pursuant to the Exchange Offer and consummation of the Exchange Offer, and the fulfillment of the terms hereof and thereof will not, to such counsel's knowledge, result in any violation of the Company's charter or bylaws.

               (e) You shall have received the opinion of William F. Boyd, counsel for the Company, dated the Closing Date, addressed to you to the effect that:

                      (i) To such counsel's knowledge, after due inquiry, the
               Company has not failed to obtain any license, claim, permit, franchise or other administrative or governmental authorization necessary to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the Company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement, and all such licenses, claims, permits, franchises or other administrative or governmental authorizations which are so required are valid and subsisting and in good standing;

                      (ii) To such counsel's knowledge, after due inquiry, the
               Company and each of Coeur Rochester Inc., Coeur Silver Valley Inc., and Coeur Alaska Inc. (each a "Domestic Subsidiary" and together, the "Domestic Subsidiaries") holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the relevant jurisdiction in which each property described in the Prospectus is located, in the ore bodies and mineral inventories described in the Prospectus (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or each of its subsidiaries, as the case may be, to explore for, extract, exploit, remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, to such counsel's knowledge, after due inquiry, either the Company or each of its subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easement, ingress, egress and access rights, and all other necessary rights and interests granting the Company or any of its subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the Prospectus and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the Prospectus, with only such exceptions as are described in the Prospectus or as do not have a Material Adverse Effect, and each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect;

                      (iii) Each of the Company's Domestic Subsidiaries has
               been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                      (iv) All issued and outstanding shares of capital stock
               of each of the Company's Domestic Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as disclosed in the Registration Statement and Exchange Offer Materials, are owned by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations); and,

                      (v) Except as disclosed in the Prospectus and except as
               would not, singly or in the aggregate, result in a Material Adverse Effect, (i) to such counsel's knowledge, after due inquiry, neither the Company nor any of its Domestic
               Subsidiaries is in violation of or has liability under any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials"), to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or to the restoration or reclamation of or compensation for natural resources (collectively, "Environmental Laws"), (ii) the Company and each of its Domestic Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of it's Domestic Subsidiaries and (iv) to such counsel's knowledge, after due inquiry, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Domestic Subsidiaries relating to Hazardous Materials or any Environmental Laws.


               (f) You shall have received opinions substantially in the form below for each of CDE Fachinal Ltd., Compania Minera CDE Petorca, and Empressa Minera Manquirie S.R.L. (each a "Foreign Subsidiary" and together, the "Foreign Subsidiaries"), opinions customary to such foreign jurisdiction of incorporation of each Foreign Subsidiary of foreign counsel satisfactory to you, addressed to you and to the effect that:

                      (i) Each of the Company's Foreign Subsidiaries has been
               duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has the corporate power to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership and leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                      (ii) All issued and outstanding shares of capital stock
               of each of the Company's Foreign Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable and, to such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right and, except as disclosed in the Registration Statement and Exchange Offer Materials, are owned by the Company directly or indirectly through one or more subsidiaries of the Company, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (other than such preemptive rights or other rights to subscribe for or purchase securities as were fully complied with or expressly waived or with respect to the violation of which the right to make a claim is barred by the applicable statute of limitations);

                      (iii) To such counsel's knowledge, after due inquiry,
               each of the Company's Foreign Subsidiaries has not failed to obtain, any license, claim, permit, franchise or other administrative or governmental authorization necessary to the ownership or lease of its properties and assets or to the conduct of its business as it is presently conducted, which failure to obtain would, individually or in the aggregate, have a Material Adverse Effect, or which might, if determined adversely to the Company, materially and adversely affect the execution, delivery or performance by the Company of this Agreement, and all such licenses, claims, permits, franchises or other administrative or governmental authorizations which are so required are valid and subsisting and in good standing;

                      (iv) To such counsel's knowledge, after due inquiry,
               each of the Company's Foreign Subsidiaries holds freehold title, mining leases, mining claims or other conventional proprietary interests or rights recognized in the relevant jurisdiction in which each property described in the Prospectus is located, in the ore bodies and mineral inventories described in the Prospectus (and all properties respectively relating thereto) under valid, subsisting and enforceable title documents, contracts, leases, licenses of occupation, mining concessions, permits, or other recognized and enforceable instruments and documents, sufficient to permit the Company or any of its subsidiaries, as the case may be, to explore for, extract, exploit, and remove, process and refine the minerals relating thereto, except where the failure to so hold such interests or rights would not have a Material Adverse Effect. In addition, to such counsel's knowledge, after due inquiry, each of the Company's Foreign Subsidiaries has all necessary surface rights, water rights and rights in water, rights of way, licenses, easements, ingress, egress and access rights, and all other necessary rights and interests granting the relevant Foreign Subsidiaries, as the case may be, the rights and ability to explore for, mine, extract, and remove the minerals derived from the ore bodies and mineral inventories described in the Prospectus and to transport for refinement or market or distribute the ore and metals produced, all as referred to in the Prospectus, with only such exceptions as are described in the Prospectus or as do not have a Material Adverse Effect, and each of the aforementioned interests and rights is currently in good standing except for those interests and claims which, if not kept in good standing, would not have a Material Adverse Effect; and,

                      (v) Except as disclosed in the Prospectus and except as
               would not, singly or in the aggregate, result in a Material Adverse Effect, (i) to such counsel's knowledge, after due inquiry, neither the Company nor any of its Foreign Subsidiaries is in violation of or has liability under any federal, state, local, municipal or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials"), to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, or to the restoration or reclamation of or compensation for natural resources (collectively, "Environmental Laws"), (ii) the Company and each of its Foreign Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Foreign Subsidiaries and (iv) to such counsel's knowledge, after due inquiry, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Foreign Subsidiaries relating to Hazardous Materials or any Environmental Laws.


               In addition to its opinions set forth above, Foley & Lardner shall provide a statement to the effect that nothing has come to such counsel's attention that causes it to believe that the Registration Statement and other Exchange Offer Materials (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data, set forth therein or omitted therefrom, as to which no advice is given), at the time the Registration Statement was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus and Exchange Offer Materials (other than the financial statements and notes thereto and supporting schedules and other financial and statistical data, set forth therein or omitted therefrom, as to which no advice is given), as of its date and at all times subsequent to the effectiveness and up to and on the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to such statement, such counsel may state that its belief is based upon procedures set forth therein, but it is without independent check or verification except as specified therein.

               The opinions set forth above that any document is valid, binding or enforceable according to its terms are qualified as to:

               (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally;

               (ii) rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

               (iii) general principles of equity, including, without limitation, the possible unavailability of specific performance or injunctive relief, and limitations or rights of acceleration, regardless of whether enforceability is considered in a proceeding at law or in equity.

               Moreover, such counsel expresses no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture purporting to impose penalties or any increase in interest rate to the extent they constitute a penalty or are otherwise contrary to public policy.

               The foregoing opinions of such counsel shall be limited to the laws of the United States of America, the State of Idaho, the State of New York (but only with respect to paragraphs (xi) and (xii) and only insofar as the opinions set forth in (xi) and (xii) related to validity, binding effect and enforceability of the agreements referred to therein) and the Idaho Business Corporation Act as such laws exist on the date such opinion is delivered.

               (g) Counsel rendering the foregoing opinions may rely as to questions of law not involving the laws of the United States of America or the State of Idaho upon opinions of local counsel, and as to questions of fact upon representations or certifications of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate. Copies of any opinion, representation or certificate so relied upon shall be delivered to you, as Dealer Manager, and to your counsel.

               (h) You shall have received on the Closing Date an opinion of Shearman & Sterling, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

               (i) At the time of the execution of this Agreement, you shall have received from Ernst & Young LLP, a letter dated such date, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information for the fiscal years prior to 1999 contained in the Prospectus. Additionally, you shall have received from Arthur Andersen, LLP, a letter dated at the time of execution of this Agreement, in form and substance satisfactory to you containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information for the fiscal years 1999 through 2001 contained in the Prospectus.

               (j) You shall have received by or on the Closing Date, a comfort letter, dated as of the closing (or one business day prior thereto) as the case may be, from Ernst & Young LLP and Arthur Andersen LLP addressed to you substantially in the form of that letter dated [June ____, 2001], which shall reaffirm the statements made in the letters referenced in (h) above.

               (k) You shall have received a certificate of the Company, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that, and you shall be satisfied that:

                      (i) The representations and warranties of the Company in
               this Agreement are true and correct in all material respects, as if made on and as of the Closing Date or such other date as of which any representation speaks, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date, as the case may be;

                      (ii) No stop order refusing or suspending the
               effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

                      (iii) When the Registration Statement became effective
               and at all times subsequent thereto up to the date of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, and the Incorporated Documents, when such Incorporated Documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be, and in all material respects conformed to the requirements of the Securities Act and the Rules and Regulations thereunder or the Exchange Act and the applicable Rules and Regulations of the Commission thereunder, as the case may be; the Registration Statement, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, and any amendment or supplement thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and

                      (iv) Subsequent to the respective dates as of which
               information is given in the Registration Statement and Prospectus and up to the date of such certificate, and except as disclosed therein, there has not been (a) any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the

               Company or its subsidiaries, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or
               (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained and which has a Material Adverse Effect or a material adverse effect on the ability of the Company to perform its obligations under the Exchange Offer or consummate the Exchange Offer.

               (l) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to your obligations hereunder.

               (m) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the terms and arrangements in connection with the offering of the Securities.

               (n) The Registration Rights Agreement shall be executed and delivered by the Company on or prior to the Closing Date.

               All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to your counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents, as you shall reasonably request.


      11. Indemnification and Contribution. (a) The Company agrees to indemnify and hold you harmless against any losses, claims, damages or liabilities, joint or several, to which you may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Schedule TO or any Exchange Offer Materials, or any amendments or supplements thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Schedule TO, any other Exchange Offer Materials, or any amendment or supplement thereto made in reliance upon and in conformity with written information furnished to the Company by you expressly for use in the Registration Statement, the Prospectus, the Schedule TO or any other Exchange Offer Materials or any amendment or supplement thereto or in the preparation thereof.

               The indemnity agreement in this Section 11(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, you and your affiliates and the partners, directors, officers, employees and agents of you and your affiliates, and each person, if any, who controls you within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which the Company may otherwise have.

               (b) You agree to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Securities Act, the Exchange Act or otherwise, specifically including, but not limited to, losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based upon
(i) any breach of any representation, warranty, agreement or covenant of yours herein contained, (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Schedule TO or any Exchange Offer Materials, or any amendments or supplements thereto, including any Incorporated Document, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of subparagraphs (ii) and (iii) of this Section 11(b) to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon, and in conformity with, written information furnished to the Company by you specifically for use in the Registration Statement, the Prospectus, the Schedule TO, any other Exchange Offer Materials or any amendment or supplement thereto or in the preparation thereof, and you agree to reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

               The indemnity agreement in this Section 11(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each officer of the Company who signed the Registration Statement and each director of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities, which you may otherwise have.

               (c) Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this
Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with appropriate local counsel) approved by the indemnifying party representing all the indemnified parties under Section 11(a) or 11(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the actions or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such proceeding.

               (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this
Section 11 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 11 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that you are responsible for the portion represented by the percentage that the maximum Dealer Manager's fee payable to the Dealer Manager pursuant to
Section 6 hereof bears to the value of the maximum amount of Exchange Notes issuable pursuant to the Exchange Offer, and the Company is responsible for the remaining portion, provided, however, that (i) you shall not be required to contribute any amount in excess of the amount by which the fee paid to you pursuant to Section 6 hereof exceeds the amount of damages which you have been otherwise required to pay and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The contribution agreement in this Section 11(d) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you or the Company within the meaning of the Securities Act or the Exchange Act and each officer of the Company who signed the Registration Statement and each director of the Company.

               (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 11, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 11 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, the Schedule TO, any Exchange Offering Materials and the Prospectus as required by the Securities Act and the Exchange Act.

      12. Representations, Warranties, Covenants and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company and you herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 11 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you or any person controlling you within the meaning of the Securities Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Securities Act or the Exchange Act, and shall survive the completion of the Exchange Offer or termination of this Agreement.

      13. Termination. (a) This Agreement shall terminate upon the earliest to occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 10 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 10 (and the Dealer Manager shall have notified the Company thereof), (iii) the date on which the Company terminates or withdraws the Exchange Offer for any reason, or (iv) any modification to the business terms of the Exchange Offer in the Company's sole and absolute discretion that results in the Dealer Manager withdrawing pursuant to Section 5 hereof, (the earliest to occur of clauses (i), (ii), (iii) or (iv) being referred to as the "Termination Date").

               (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

               If you elect to terminate this Agreement as provided in this
Section 13, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter.

      14. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, or telecopied (and confirmed by letter) to you c/o Robertson Stephens, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention: General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Coeur d'Alene Mines Corporation,
Attention: Chief Financial Officer, with a copy to Foley & Lardner, 3000 K Street, N.W., Suite 500, Washington, DC 20007. Attention: Arthur H. Bill, Esq.

      15. Parties. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or entity, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Securities Act or the Exchange Act, officers and directors referred to in Section 11 hereof, any legal or equitable right, remedy or claim in respect of this Agreement or any provisions herein contained. This Agreement, and all conditions and provisions hereof, is intended to be and is for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or entity. No Holder of Debentures receiving Exchange Notes upon exchange of such Debentures shall be construed a successor or assign by reason merely of such exchange.

      16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      17. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

        Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement between us.

                                Very truly yours,

                                COEUR D'ALENE MINES CORPORATION



                                By
                                  ---------------------------------------------
                                  Name:  Dennis E. Wheeler
                                  Title: Chairman of the Board, President
                                          and Chief Executive Officer


Accepted as of the date first above written:

ROBERTSON STEPHENS, INC.



By
    ------------------------------------------
    Name:
    Title: